UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2022, the Board of Directors (the “Board”) of Venus Concept Inc. (the “Company”) appointed Stanley Tyler Hollmig, M.D. to serve on the Board as a Class II director, effective January 14, 2022. The term of the Company’s Class II directors, including Mr. Hollmig, expires on the date of the Company’s annual meeting of stockholders to be held in 2022 or upon the election and qualification of successor directors. The size of the Company’s board has been expanded to eight directors to accommodate this additional appointment.

As previously disclosed in the Company’s December 15, 2021 Form 8-K filing, the Company entered into that certain Investor Rights Agreement by and between Masters Special Situations, LLC (“Masters”) and the Company, dated December 15, 2021 (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, Masters has designated Mr. Hollmig as its Board nominee. The Investor Rights Agreement provided that, among other things, the Board nominee (i) be qualified and suitable to serve as a member of the Board under all applicable corporate governance policies and guidelines of the Company and the Board and applicable legal, regulatory and stock exchange requirements and (ii) meet the independence requirements of The NASDAQ Global Market and any other stock exchange on which the Common Stock may be listed in the future. After careful review of Mr. Hollmig’s independence and qualifications, the Nominating and Corporate Governance Committee recommended to the Board the appointment of Mr. Hollmig as director.

There have been no transactions or arrangements between the Company and Mr. Hollmig that are required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Hollmig’s compensation for Board service is consistent with the arrangements described in the Company’s definitive proxy statement filed on April 26, 2021, under “Director Compensation.”

Item 8.01          Other Events.

On January 18, 2022, the Company issued a press release relating to receipt of FDA 510(k) clearance to market and sell Venus BlissMAX, a new product intended for non-invasive lipolysis of the abdomen and flanks in individuals with a Body Mass Index (BMI) of 30 or less, temporary reduction in the appearance of cellulite and muscle conditioning to stimulate healthy muscles. A copy of the press release is attached hereto and filed as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated January 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: January 18, 2022	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer